Exhibit 99.1

Castle Biosciences Reports Fourth Quarter and Full–Year 2025 Results

2025 total test reports for our core revenue drivers (DecisionDx®-Melanoma, TissueCypher®) increased 37% over 2024

Exceeded 2025 guidance with full-year revenue of $344 million

Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas – Feb. 26, 2026 – Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the fourth quarter and year ended Dec. 31, 2025.

“We closed out an outstanding year with a strong fourth quarter, reflecting the strength of our innovative test portfolio, disciplined execution and the dedication of the entire Castle team who continue to deliver meaningful impact for patients and clinicians every day,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “We exited 2025 with clear leadership across our core dermatologic and gastrointestinal franchises, highlighted by continued momentum in TissueCypher, which achieved 86% test report growth over 2024.

“In 2025, we also delivered an important milestone with the limited access launch of AdvanceAD-Tx™, which materially expanded our total addressable market and reinforced our commitment to providing clinical answers to dermatology clinicians and their patients. As we look ahead to 2026 and beyond, we believe we are well positioned to continue delivering stockholder value and capitalize on our near- and long-term opportunities, supported by continued test adoption growth for our core tests, a robust pipeline and a strong balance sheet.”

Twelve Months Ended Dec. 31, 2025, Financial and Operational Highlights
•Revenues were $344.2 million, compared to $332.1 million in 2024, growth of 4% over 2024. Excluding DecisionDx-SCC and IDgenetix revenue, growth of 34% over 2024. Affecting year ended Dec. 31, 2025, revenue was the change in DecisionDx-SCC Medicare coverage effective April 24, 2025, the re-focus of our commercial efforts, as well as the discontinuation of IDgenetix in May 2025.
◦Revenues for our non-dermatologic tests were $127.9 million, compared to $75.1 million in 2024.
Core revenue drivers:
•2025 total test reports for our core revenue drivers (DecisionDx-Melanoma, TissueCypher) increased 37% over 2024:
◦DecisionDx-Melanoma test reports delivered in 2025 were 39,083, compared to 36,008 in 2024.
◦TissueCypher Barrett’s Esophagus test reports delivered in 2025 were 39,014, compared to 20,956 in 2024.
Additional tests:
◦DecisionDx-SCC test reports delivered in 2025 were 17,294, compared to 16,348 in 2024. Affecting twelve-month test report volume was the change in Medicare coverage effective April 24, 2025, and the re-focus of our commercial efforts.
◦MyPath® Melanoma test reports delivered in 2025 were 4,288, compared to 3,909 in 2024.
◦DecisionDx®-UM test reports delivered in 2025 were 1,769, compared to 1,699 in 2024.

Discontinued tests:
◦IDgenetix test reports delivered in 2025 were 3,605, compared to 17,151 in 2024. The Company discontinued its IDgenetix test offering effective May 2025.
•Gross margin for 2025 was 69%, and Adjusted Gross Margin was 80%, compared to 79% and 82%, respectively, for the same periods in 2024. Affecting 2025 gross margin was the loss of revenues from DecisionDx-SCC and the one-time adjustment of an acceleration of amortization expense of approximately $20.1 million during the three months ended March 31, 2025.
•Net cash provided by operations was $64.3 million, compared to $64.9 million in 2024.
•Net loss for 2025, which includes non-cash stock-based compensation expense of $45.9 million, was $24.2 million, compared to net income of $18.2 million in 2024.
•Net loss per share, Basic and Diluted, was $0.83 and Adjusted Net Loss per Share, Basic and Diluted, was $0.14, compared to net income per share and Adjusted Net Income per Share, Basic and Diluted, of $0.66 and $0.62, respectively, for 2024.
•Adjusted EBITDA for 2025 was $44.0 million, compared to $75.0 million in 2024.
Cash, Cash Equivalents and Marketable Investment Securities
As of Dec. 31, 2025, the Company’s cash, cash equivalents and marketable investment securities totaled $299.5 million.
Fourth Quarter Ended Dec. 31, 2025, Financial and Operational Highlights
•Revenues were $87.0 million, compared to $86.3 million during the same period in 2024, growth of 1% over the fourth quarter of 2024. Excluding DecisionDx-SCC and IDgenetix, revenue growth was 43% over the fourth quarter of 2024. Affecting fourth quarter 2025 revenue was the change in DecisionDx-SCC Medicare coverage effective April 24, 2025, the re-focus of our commercial efforts, as well as the discontinuation of IDgenetix in May 2025.
◦Revenues for our non-dermatologic tests were $38.4 million, compared to $22.5 million during the same period in 2024.
Core revenue drivers:
•Fourth quarter 2025 total test reports for our core revenue drivers (DecisionDx-Melanoma, TissueCypher) increased 42% over the fourth quarter of 2024:
◦DecisionDx-Melanoma test reports delivered in the quarter were 10,022, compared to 8,672 in the fourth quarter of 2024.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 11,803, compared to 6,672 in the fourth quarter of 2024.
Additional tests:
◦DecisionDx-SCC test reports delivered in the quarter were 3,971, compared to 4,299 in the fourth quarter of 2024. Affecting fourth quarter test report volume was the change in Medicare coverage effective April 24, 2025, and the re-focus of our commercial efforts.
◦MyPath Melanoma test reports delivered in the quarter were 1,045, compared to 879 in the fourth quarter of 2024.
◦DecisionDx-UM test reports delivered in the quarter were 395, compared to 424 in the fourth quarter of 2024.
•Gross margin was 76%, and Adjusted Gross Margin was 78%, compared to 76% and 81%, respectively, for the same periods in 2024.
•Net cash provided by operations was $26.9 million, compared to $24.4 million for the same period in 2024.
•Net loss, which includes non-cash stock-based compensation expense of $11.4 million, was $2.3 million, compared to net income of $9.6 million for the same period in 2024.

•Net loss per share and Adjusted Net Loss per Share, Basic and Diluted, was $0.08, compared to net income per share and Adjusted Net Income per Share, Basic and Diluted, of $0.34 and $0.32, respectively, for the same period in 2024.
•Adjusted EBITDA was $11.5 million, compared to $21.3 million for the same period in 2024.
2026 Outlook
The Company anticipates generating between $340-350 million in total revenue in 2026.
Fourth Quarter and Recent Accomplishments and Highlights

Dermatology - Skin Cancer
•The Company announced the publication of an independent expert consensus paper titled “31-Gene Expression Profiling for Cutaneous Melanoma: An Expert Consensus Panel,” which endorsed the Company’s DecisionDx-Melanoma test. Authored by a panel of ten melanoma experts from leading academic and clinical institutions, the paper presented evidence-based recommendations supporting DecisionDx-Melanoma as a best-practice tool for guiding management decisions in patients with cutaneous melanoma (CM). The panel concluded that the test provides prognostic information independent of traditional clinicopathologic factors and can be integrated with existing staging systems to improve patient risk assessment and help optimize clinical decision-making. Drawing on a comprehensive review of 26 published studies encompassing more than 7,500 patients, the panel used a modified Delphi process to reach unanimous agreement on nine consensus statements defining the test’s role in risk stratification, sentinel lymph node biopsy (SLNB) decision making and long-term patient management. See the Company’s news release from Dec. 9, 2025, for more information.
•The Company also announced new data demonstrating the clinical value of its DecisionDx-Melanoma test in improving SLNB decision making and enhancing recurrence risk prediction in patients with CM. The data was featured in two oral presentations at the 2nd European Congress on Dermato-Oncology. By combining the biologic information of a patient’s tumor with traditional staging, DecisionDx-Melanoma is designed to enhance five-year prognostic accuracy in SLN-negative patients and potentially provide additional clarity for identifying those at higher risk of recurrence. These findings support the test’s potential to help clinicians make more risk-aligned therapeutic decisions and tailor follow-up care according to a patient’s individual risk. See the Company’s news release from Nov. 14, 2025, for more information.

Gastroenterology
•The Company announced the publication of a new systematic review and meta-analysis (SRMA) demonstrating that the TissueCypher Barrett’s Esophagus test provides clinically validated risk stratification for patients with Barrett’s esophagus (BE). The findings confirm that TissueCypher can outperform traditional pathology or clinical factors alone to identify patients at increased risk of developing esophageal cancer. The paper, titled “The Tissue Systems Pathology Test Predicts Risk of Progression in Patients With Barrett’s Esophagus: Systematic Review and Meta-Analysis,” was published in the Journal of Clinical Gastroenterology. The analysis consolidated data from six previously published studies and found that TissueCypher consistently identifies patients at greater risk of progression to high-grade dysplasia (HGD) or esophageal adenocarcinoma (EAC), a key step toward enabling personalized, risk-aligned patient management aimed at preventing cancer. See the Company’s news release from Dec. 12, 2025, for more information.

Dermatology - Atopic Dermatitis
•The Company announced the limited access launch of AdvanceAD-Tx, a 487-gene expression profile test designed to guide systemic treatment decision making in patients ages 12 and older with moderate-to-severe atopic dermatitis, following a presentation of the prospective, multicenter development and validation study at the 25th Annual Fall Clinical Dermatology Conference (news release), which was recently published in the Journal of the American Academy of Dermatology (JAAD) (news release). AdvanceAD-Tx is designed to identify patients with a Janus kinase inhibitor (JAKi) responder profile who are more likely to achieve an Eczema Area and Severity Index improvement of 90% (EASI-90), more quickly and with reduced flares and itch by three months, when treated with a JAKi compared to a T helper type 2 (Th2)-targeted therapy. See the Company’s news release from Nov. 11, 2025, for more information from Nov. 11, 2025, for more information.

Uveal Melanoma
•The Company announced new data from the largest prospective, multicenter study to date comparing next-generation sequencing (NGS)-based gene mutation analysis with the combination of DecisionDx-UM and Preferentially Expressed Antigen in Melanoma (PRAME) gene expression for predicting outcomes in patients with uveal melanoma (UM). The study, titled “Early Genetic Evolution of Driver Mutations in Uveal Melanoma,” was conducted by the Collaborative Ocular Oncology Group (COOG) and recently published in Nature Communications. See the Company’s news release from Dec. 17, 2025, for more information.

Corporate
•The Company announced that it was recognized by the Houston Chronicle as a Houston Top Workplace, which celebrates people-focused, standout workplace cultures. This marked the fifth consecutive year the Company had been ranked among the Houston metro area’s esteemed workplaces. Castle also earned three Culture Excellence awards in the areas of Employee Appreciation, Employee Well-Being and Professional Development. See the Company’s news release from Nov. 17, 2025, for more information.
Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Thursday, Feb. 26, 2026, at 4:30 p.m. Eastern time to discuss its fourth quarter and full-year 2025 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/483643109 or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until March 19, 2026.

To access the live conference call via phone, please dial 833-470-1428 from the United States, or global dial-in numbers are available here: https://www.netroadshow.com/events/global-numbers?confId=94133, at least 10 minutes prior to the start of the call, using the conference ID 695618.

There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net (Loss) Income per Share, Basic and Diluted, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net (loss) income: interest income, interest expense, income tax benefit or expense, depreciation and amortization expense, stock-based compensation expense and change in fair value of equity securities. Adjusted Net (Loss)

Income per Share, Basic and Diluted, excludes a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net (loss) income.

We use Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net (Loss) Income per Share, Basic and Diluted, internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. Adjusted Net (Loss) Income per Share, Basic and Diluted, is calculated by excluding a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net loss. We believe that providing Adjusted (Loss) Net Income per Share, Basic and Diluted, may also help facilitate comparisons to our historical periods. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, net (loss) income or net (loss) income per share reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. With a primary focus in dermatologic and gastroenterological disease, we develop personalized, clinically actionable solutions that help improve disease management and patient outcomes.
We put people first—empowering patients and clinicians and informing care decisions through rigorous science and advanced molecular tests that support more confident treatment planning.

To learn more, visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, AdvanceAD-Tx, TissueCypher, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: Castle’s 2026 total revenue guidance of $340-350 million; continued top-line performance and growth of test volumes; the ability of DecisionDx-Melanoma, DecisionDx-SCC, TissueCypher and AdvanceAD-Tx to bring substantial added value to clinicians and their patients; the ability of DecisionDx-Melanoma to (i) reduce mortality risk compared to untested patients, (ii) improve patient survival; and (iii) provide clarity in overall risk beyond histology;; the anticipated success of our planned commercial rollout of AdvanceAD-Tx; the expected expansion of Castle’s total addressable market and Castle’s ability to achieve near- and long-term success and the continued growth of our portfolio. The words “anticipate,” “believe,” “can,” “could,” “expect,” “guidance,” “may,” “plan,” “providing,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding reimbursement for our products and subsequent coverage decisions; our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing; the anticipated cost, timing and success of our product candidates; our plans to research, develop and commercialize new tests; our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions; the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets, recession risks, supply chain disruptions, tariffs, outbreaks of contagious diseases and geopolitical events (such as the ongoing conflicts in the Middle East and Ukraine-Russia conflict), among others, on our business and our efforts to address any impact on our business; the possibility that subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher test; the possibility that actual application of our tests may not provide the aforementioned benefits to patients; the possibility that our newer gastroenterology franchise may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, and our subsequent Quarterly Reports on Form 10-Q, to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero

czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(unaudited)
NET REVENUES	$87,010	$86,311	$344,229	$332,069
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible assets)	18,315	16,183	71,028	60,205
Research and development	13,515	11,773	51,850	52,041
Selling, general and administrative	56,731	49,965	229,323	200,047
Amortization of acquired intangible assets	2,276	4,340	34,838	11,106
Total operating expenses, net	90,837	82,261	387,039	323,399
Operating (loss) income	(3,827)	4,050	(42,810)	8,670
Interest income	2,896	3,372	11,772	12,916
Net (losses) gains on equity securities	(1,855)	555	1,466	555
Interest expense	(24)	(92)	(86)	(577)
Other income	96	—	144	—
(Loss) income before income taxes	(2,714)	7,885	(29,514)	21,564
Income tax (benefit) expense	(382)	(1,705)	(5,356)	3,319
Net (loss) income	$(2,332)	$9,590	$(24,158)	$18,245

(Loss) earnings per share:
Basic	$(0.08)	$0.34	$(0.83)	$0.66
Diluted	$(0.08)	$0.32	$(0.83)	$0.62

Weighted-average shares outstanding:
Basic	29,333	28,126	28,986	27,776
Diluted	29,333	30,200	28,986	29,255

Stock-Based Compensation Expense
Stock-based compensation expense is included in the consolidated statements of operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,342	$1,350	$5,666	$5,529
Research and development	1,748	1,987	7,555	9,598
Selling, general and administrative	8,316	8,102	32,672	35,193
Total stock-based compensation expense	$11,406	$11,439	$45,893	$50,320

CASTLE BIOSCIENCES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Net (loss) income	$(2,332)	$9,590	$(24,158)	$18,245
Other comprehensive income (loss):
Net unrealized gain (loss) on marketable investment securities	27	(243)	37	94
Comprehensive (loss) income	$(2,305)	$9,347	$(24,121)	$18,339

CASTLE BIOSCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$116,729	$119,709
Marketable investment securities	182,776	173,421
Accounts receivable, net	43,382	51,218
Inventory	10,254	8,135
Prepaid expenses and other current assets	7,956	7,671
Total current assets	361,097	360,154
Long-term accounts receivable, net	1,878	918
Property and equipment, net	97,443	51,122
Operating lease assets	14,795	11,584
Goodwill and other intangible assets, net	99,574	106,229
Other assets – long-term	3,769	1,228
Total assets	$578,556	$531,235

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$18,711	$6,901
Accrued compensation	38,287	32,555
Contingent consideration	1,000	—
Operating lease liabilities	1,325	1,665
Current portion of long-term debt	417	278
Other accrued and current liabilities	8,937	7,993
Total current liabilities	68,677	49,392
Long-term debt	9,640	9,745
Noncurrent portion of contingent consideration	1,500	—
Noncurrent operating lease liabilities	25,217	14,345
Noncurrent finance lease liabilities	314	311
Deferred tax liability	2,335	1,607
Total liabilities	107,683	75,400

Stockholders’ Equity
Preferred stock	—	—
Common stock	30	28
Additional paid-in capital	694,860	655,703
Accumulated deficit	(224,284)	(200,126)
Accumulated other comprehensive income	267	230
Total stockholders’ equity	470,873	455,835
Total liabilities and stockholders’ equity	$578,556	$531,235

CASTLE BIOSCIENCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net (loss) income	$(24,158)	$18,245
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	40,771	15,997
Stock-based compensation expense	45,893	50,320
Net gains on equity securities	(1,466)	(555)
Deferred income taxes	(6,228)	1,401
Accretion of discounts on marketable investment securities	(4,219)	(6,685)
Other	153	268
Change in operating assets and liabilities:
Accounts receivable	6,876	(12,643)
Prepaid expenses and other current assets	(544)	(1,142)
Inventory	(2,142)	(193)
Operating lease assets	1,372	1,322
Other assets	(366)	262
Accounts payable	3,078	(4,372)
Operating lease liabilities	(1,275)	(1,289)
Accrued compensation	5,732	3,610
Other accrued and current liabilities	870	320
Net cash provided by operating activities	64,347	64,866
INVESTING ACTIVITIES
Purchases of marketable investment securities	(188,714)	(205,729)
Proceeds from maturities of marketable investment securities	189,200	183,900
Proceeds from sale of equity securities	1,533	—
Purchases of debt securities classified as held-to-maturity	(5,569)	—
Asset acquisition, net of cash and cash equivalents acquired	(18,727)	—
Issuance of loan receivable	(2,114)	—
Purchases of property and equipment	(36,021)	(28,326)
Proceeds from sale of property and equipment	45	18
Net cash used in investing activities	(60,367)	(50,137)
FINANCING ACTIVITIES
Proceeds from exercise of common stock options	2,206	2,017
Payment of employees’ taxes on vested restricted stock units	(11,657)	(8,762)
Proceeds from contributions to the employee stock purchase plan	2,416	2,981
Repayment of principal portion of finance lease liabilities	(115)	(97)
Proceeds from lease incentives received	190	—
Proceeds from issuance of term debt	—	10,000
Net cash (used in) provided by financing activities	(6,960)	6,139
NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,980)	20,868
Beginning of year	119,709	98,841
End of year	$116,729	$119,709

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of Adjusted Revenues, Adjusted Gross Margin and Adjusted Net (Loss) Income Per Share, Basic and Diluted, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Adjusted Revenues
Net revenues (GAAP)	$87,010	$86,311	$344,229	$332,069
Revenue associated with test reports delivered in prior periods	(5,134)	(491)	7,592	1,751
Adjusted Revenues (Non-GAAP)	$81,876	$85,820	$351,821	$333,820

Adjusted Gross Margin
Gross margin (GAAP)[1]	$66,419	$65,788	$238,363	$260,758
Amortization of acquired intangible assets	2,276	4,340	34,838	11,106
Revenue associated with test reports delivered in prior periods	(5,134)	(491)	7,592	1,751
Adjusted Gross Margin (Non-GAAP)	$63,561	$69,637	$280,793	$273,615

Gross Margin percentage (GAAP)[2]	76.3%	76.2%	69.2%	78.5%
Adjusted Gross Margin percentage (Non-GAAP)[3]	77.6%	81.1%	79.8%	82.0%

Adjusted Net (Loss) Income per Share, Basic and Diluted
Net (loss) income (GAAP)	$(2,332)	$9,590	$(24,158)	$18,245
Amortization of acquired intangible assets[4]	—	—	20,099	—
Adjusted Net (Loss) Income (Non-GAAP)	$(2,332)	$9,590	$(4,059)	$18,245

Weighted-average shares outstanding
Basic	29,333	28,126	28,986	27,776
Diluted	29,333	30,200	28,986	29,255
Net (loss) income per share (GAAP)[5]
Basic	$(0.08)	$0.34	$(0.83)	$0.66
Diluted	$(0.08)	$0.32	$(0.83)	$0.62
Adjusted Net (Loss) Income per Share (Non-GAAP)[6]
Basic	$(0.08)	$0.34	$(0.14)	$0.66
Diluted	$(0.08)	$0.32	$(0.14)	$0.62

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as Adjusted Gross Margin (Non-GAAP) divided by Adjusted Revenues (Non-GAAP).
4.Represents a one-time adjustment of an acceleration of amortization expense for our IDgenetix test during the three months ended March 31,2025.
5.Calculated as net (loss) income (GAAP) divided by weighted-average shares outstanding, basic and diluted.
6.Calculated as Adjusted Net (Loss) Income (Non-GAAP) divided by weighted-average shares outstanding, basic and diluted.

The table below presents the reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2025	2024	2025	2024
Adjusted EBITDA
Net (loss) income	$(2,332)	$9,590	$(24,158)	$18,245
Interest income	(2,896)	(3,372)	(11,772)	(12,916)
Interest expense	24	92	86	577
Income tax (benefit) expense	(382)	(1,705)	(5,356)	3,319
Depreciation and amortization expense	3,777	5,768	40,771	15,997
Stock-based compensation expense	11,406	11,439	45,893	50,320
Net losses (gains) on equity securities	1,855	(555)	(1,466)	(555)
Adjusted EBITDA (Non-GAAP)	$11,452	$21,257	$43,998	$74,987